Exhibit 99.1

ALEANNA ENERGY, LLC
CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS (UNAUDITED)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$43,370,175	$6,759,265
Prepaid expenses and other assets	2,760,106	27,485
Total Current Assets	46,130,281	6,786,750

Non-current assets:
Natural gas and other properties, successful efforts method	30,912,739	21,531,101
Renewable natural gas properties (net of accumulated depreciation of $51,311)	9,525,352	—
Value-added tax refund receivable	5,858,639	4,425,353
Operating lease right-of-use assets	1,842,659	—
Total Non-current Assets	48,139,389	25,956,454
Total Assets	$94,269,670	$32,743,204

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	1,772,612	$1,053,819
Related party payables	—	525,276
Lease liability, short-term	166,293	—
Contingent consideration liability, short-term	14,572,288	14,888,021
Derivative liability, at fair value	—	173,177
Total Current Liabilities	16,511,193	16,640,293

Non-current Liabilities:
Asset retirement obligation	4,342,611	4,242,680
Lease liability, long-term	1,748,995	—
Contingent consideration liability, long-term	12,215,323	11,594,661
Total Non-current Liabilities	18,306,929	15,837,341
Total Liabilities	34,818,122	32,477,634

Commitments and Contingencies (Note 6)

Temporary Equity:
Class 1 Preferred Units, no par value, 105,711 and 43,611 shares authorized, issued and outstanding; liquidation preference of $369,987,776 and $152,637,776 as of September 30, 2024 and December 31, 2023, respectively	369,987,776	152,464,599

Amounts due from members for capital contributions	—	—

Members’ Equity:
Common Member Units, no par value, 266,503 shares authorized, issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Amounts due from members for capital contributions
Additional paid-in capital
Accumulated other comprehensive loss	(4,962,129)	(4,943,143)
Accumulated deficit	(306,000,508)	(147,255,886)
Noncontrolling interest	426,409	—
Total Members’ Equity	(310,536,228)	(152,199,029)
Total Liabilities, Temporary Equity and Members’ Equity	$94,269,670	$32,743,204

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

ALEANNA ENERGY, LLC
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine months ended September 30,
	2024	2023
Revenues	$648,328	$—

Operating Expenses:
Cost of revenues	$538,607	$—
General and administrative	4,473,833	3,239,559
Depreciation	51,311	—
Accretion of asset retirement obligation	99,930	33,311
Increase (decrease) in contingent consideration liability	304,929	(244,526)
Total Operating Expenses	5,468,610	3,028,344

Operating loss	(4,820,282)	(3,028,344)

Other Income (Expense):
Interest and other income	1,325,660	1,029
Change in fair value of derivative liability	173,177	430,819
Total Other Income (Expense)	1,498,837	431,848
Net loss	$(3,321,445)	$(2,596,496)
Deemed dividend to Class 1 Preferred Units redemption value	(155,423,177)	(52,941,150)
Net loss attributable to holders of Common Member Units	(158,744,622)	(55,537,646)

Other Comprehensive Income (Loss)
Currency translation adjustment	(18,986)	(145,271)
Comprehensive Loss	$(3,340,431)	$(2,741,767)

Weighted average Common Member Units outstanding	266,503	266,503
Net loss per Common Member Unit	$(595.66)	$(208.39)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

ALEANNA ENERGY, LLC
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (UNAUDITED)

	Temporary Equity		Members’ Equity
	Class 1 Preferred Units	Amount	Common Units	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	AleAnna Members’ Equity	Noncontrolling Interest	Total Members’ Equity
Balance, December 31, 2023	43,611	152,464,599	266,503	—	—	(147,255,886)	(4,943,143)	(152,199,029)	—	(152,199,029)
Shares issued	62,100	62,100,000	—	—	—	—	—	—	—	—
Deemed dividend to redemption value	—	155,423,177	—	—	—	(155,423,177)	—	(155,423,177)	—	(155,423,177)
Foreign currency translation	—	—	—	—	—	—	(18,986)	(18,986)	—	(18,986)
Net loss	—	—	—	—	—	(3,321,445)	—	(3,321,445)	—	(3,321,445)
Noncontrolling interest acquired	—	—	—	—	—	—	—	—	426,409	426,409
Balance, September 30, 2024	105,711	369,987,776	266,503	—	—	(306,000,508)	(4,962,129)	(310,962,637)	426,409	(310,536,228)

	Temporary Equity		Members’ Equity
	Class 1 Preferred Units	Amount	Common Units	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Members’ Equity
Balance, December 31, 2022	22,606	78,241,267	266,503	—	13,173,784	(101,183,390)	(5,078,841)	(93,088,447)
Shares issued	21,004	21,004,132	—	—	—	—	—	—
Deemed dividend to redemption value	—	52,941,150	—	—	(13,173,784)	(39,767,366)	—	(52,941,150)
Foreign currency translation	—	—	—	—	—	—	(145,271)	(145,271)
Net loss	—	—	—	—	—	(2,596,496)	—	(2,596,496)
Balance, September 30, 2023	43,610	152,186,549	266,503	—	—	(143,547,252)	(5,224,112)	(148,771,364)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

ALEANNA ENERGY, LLC
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,321,445)	$(2,596,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	51,311	—
Accretion of and additions to asset retirement obligation	99,930	100,280
Change in fair value of contingent consideration	304,929	(244,526)
Change in fair value of derivative liability	(173,177)	(430,819)
Non-cash operating lease expense	39,615	—
Changes in working capital items:
Prepaid expenses and other assets	(2,714,546)	(12,894)
Value-added tax refund receivable	(1,433,286)	(1,383,637)
Accounts payable and accrued expenses	718,793	249,273
Related party payables	(525,276)	—
Change in operating lease liability	33,014	—
Net cash used in operating activities	(6,920,138)	(4,318,819)

Cash flows from investing activities
Additions to renewable natural gas properties	(9,168,328)	—
Additions to conventional natural gas properties	(9,381,638)	(7,922,616)
Net cash used in investing activities	(18,549,966)	(7,922,616)

Cash flows from financing activities
Units issued for cash	62,100,000	21,004,132
Net cash provided by financing activities	62,100,000	21,004,132

Effect of foreign currency translation on cash	(18,986)	(145,271)
Change in cash during the year	36,610,910	8,617,426
Cash, beginning of year	6,759,265	293,679
Cash, end of year	$43,370,175	$8,911,105

Noncash investing and financing activities
Deemed dividend to Class 1 Preferred Units redemption value (see Note 7)	$155,423,177	$52,941,150
Supplemental disclosures
Noncash recognition of new land lease (see Note 4)	$1,882,274	$—
Additions to natural gas properties included in accounts payable	$—	$116,785

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 1 — NATURE OF OPERATIONS AND RECENT EVENTS

AleAnna Energy, LLC (the “Company” or “AleAnna”), a Delaware Limited Liability Company, was formed on July 13, 2007. AleAnna Energy, LLC is comprised of wholly owned subsidiaries AleAnna Resources, LLC, AleAnna Italia S.p.A. and AleAnna Renewable Energy S.r.L. The Company is majority-owned by its immediate parent, Nautilus Resources, LLC (“Nautilus”), with the remainder owned by a minority shareholder, BRS Resources Limited.

Conventional Natural Gas

AleAnna is a natural gas resource company focused on delivering critical natural gas supplies to Europe through both onshore conventional natural gas exploration and renewable natural gas development in Italy. AleAnna has several successful conventional natural gas discoveries including its primary discovery, the Longanesi field, located in the Po Valley in Northern Italy, which is one of Italy’s largest modern gas discoveries. AleAnna retains a 33.5% working interest in the Longanesi field with its working interest partner, and operator, Societa Padana Energia (“Padana”) representing the other 66.5% working interest. AleAnna acquired its working interest in the Longanesi field through a 2016 transaction, accounted for as an asset acquisition. AleAnna also retains wholly owned concessions, permits, and pending applications on other exploration and development prospects across Italy which are supported by proprietary modern 3D seismic reservoir imaging. In 2021, AleAnna also launched a renewable natural gas (“RNG”) development business focused on bringing to market carbon negative renewable natural gas derived from animal and agricultural waste.

Planned principal operations have not yet commenced. As of September 30, 2024, the Company had not derived revenue from its principal business activities. AleAnna’s primary activities currently involve the drilling and testing of three Longanesi development wells together with its working interest partner Padana. Following tie-in of these wells and the installation of a temporary processing facility over the course of 2024, AleAnna and Padana expect to achieve first production of the five wells in the Longanesi field in the first quarter of 2025 through use of a temporary processing skid. The permanent processing facility is expected to be constructed over the course of 2025 and commissioned in the first half of 2026.

Renewable Natural Gas (“RNG”)

Between March 2024 and July 2024, the Company successfully completed three separate strategic acquisitions of renewable natural gas (“RNG”) assets in Italy for an aggregate €9,087,882, or approximately $9,829,034. The plant assets are fully permitted and are in various stages of the production lifecycle, with one greenfield plant asset that is a new development and two brownfield plant assets that are currently operational. The Company plans to develop and upgrade these assets for RNG production in the future.

Campagnatico Asset Acquisition

On March 20, 2024, the Company closed the acquisition of the Campagnatico Greenfield (“Campagnatico”) natural gas asset in Tuscany, Italy for €2,000,000, or approximately $2,187,340. The greenfield site is fully permitted for future construction of a RNG plant asset.

Casalino and Campopiano Asset Acquisitions

On July 8, 2024, the Company closed the acquisition of the Societa Agricola Fattoria delle Jersey S.S. plant asset (“Casalino”) for €3,442,882 or approximately $3,688,910. On July 29, 2024, the Company closed the acquisition of a 90% interest in the Società Agricola Campopiano Società in nome collettivo di Vasellini Amedeo (“Compapiano”) plant asset for €3,645,000 or $3,952,784. The plant assets are fully permitted for production of electricity through conversion of crop and animal waste bio feedstocks. The plant assets currently convert biomethane to electricity for sale. It is the company’s intention to begin upgrading the sites to refine biomethane into renewable natural gas through upgrading units. Following the upgrade process to transition the assets to biomethane to renewable natural gas conversion, the Company expects to sell renewable natural gas to customer(s) by trucking or piping the renewable natural gas to the interstate pipeline system (SNAM). Until the plant assets are upgraded, the Company will actively source bio feedstocks for the assets in order to produce biomethane which will be processed through reciprocating generators in order to generate electricity which is then sold onto the grid through a metered interconnection. Casalino and Campopiano derive revenues from the sale of such electricity to the local state-owned electrical utility (Gestore dei Servizi Energetici SpA or “GSE”) responsible for the purchase and marketing of energy produced by small-scale renewable energy assets. Energy generation revenue is recognized as the electricity generated by the Casalino and Campopiano assets is delivered to GSE. Revenues are based on actual output and a non-company specific predetermined price for small renewable energy producers of €280/MWh (D.M. 18/12/2008).

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 1 — NATURE OF OPERATIONS AND RECENT EVENTS (cont.)

The Company has a 90% direct controlling interest in the Campopiano asset, while unaffiliated owners retain a 10% economic interest in the asset. The unaffiliated outside ownership in Campopiano is shown as noncontrolling interests (“NCI”) in members’ equity in the Company’s consolidated financial statements. The net income attributable to non-controlling interest for the period from July 29, 2024 through September 30, 2024 was not significant and therefore not reflected separately in the unaudited condensed consolidated interim statements of operations.

Business Combination

On June 4, 2024, the Company entered into a Business Combination Agreement with a Nasdaq publicly traded special purpose acquisition company (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, collectively, the “Business Combination”). The Business Combination is expected to be completed in the second half of 2024, subject to stockholder approval and other customary closing conditions. Upon the closing of the transaction, subject to approval from the Securities and Exchange Commission, the combined company will be named AleAnna and is expected to be publicly listed on the Nasdaq stock exchange. During 2024, the company has incurred approximately $1.4 million in deferred transaction costs related to this transaction that are recorded in prepaid expenses and other assets as of September 30, 2024. The Company expects to reclassify these costs to additional paid-in capital in the period the Business Combination closes to the extent cash proceeds received in the transaction exceed transaction costs. To the extent transaction costs exceed the amount of cash proceeds, such amounts will be expensed.

Member Contributions

In the first nine months of 2024, AleAnna received $62.1 million in capital contributions from its members, resulting in the issuance of 62,100 Class 1 Preferred Units. These funds will be used to fund the Longanesi gas pipeline and plant activity obligations, as well as general and administrative expenses of AleAnna and its subsidiaries.

Basis of Presentation

The unaudited condensed consolidated financial statements included in this prospectus were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments (all of which are considered of a normal recurring nature) considered necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods and dates presented. The results of operations for the nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024.

These unaudited condensed consolidated financial statements and notes should be read in conjunction with the Company’s audited consolidated financial statements and related notes included elsewhere in this proxy.

The accompanying condensed consolidated interim financial statements have been prepared by the Company without audit. The unaudited condensed consolidated financial statements include the accounts of AleAnna Energy, LLC and wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. The information as of December 31, 2023 included in the unaudited condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements.

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies as of September 30, 2024 are consistent with those included in the audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022, other than the following new policies applicable as of September 30, 2024.

Revenue Recognition — The Company follows the guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). The core principle underlying revenue recognition under ASC 606 is that revenue should be recognized as goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled. ASC 606 defines a five-step process to achieve recognition and mandates additional disclosure about the nature, amount, timing and uncertainty of revenues and cash flows arising from customer contracts, including significant judgments, and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.

Renewable Natural Gas (“RNG”) — As of September 30, 2024, the Company primarily earns revenue through electricity generation revenue from the conversion of bio feedstocks to biomethane which is then converted to electricity through reciprocating generators. Such electricity is then delivered onto the grid through a metered interconnection and sold to the local state-owned electrical utility responsible for the purchase and marketing of energy produced by small-scale renewable energy assets. Upon delivery of the electricity to the grid, all performance obligations have been satisfied and energy generation revenue is recognized based on actual output and non-company specific predetermined prices for small renewable energy producers of €280/MWh (D.M. 18/12/2008).

Revenue is recognized over time as the Company transfers the electricity to the grid at a metered interconnection. The customer obtains control of the product upon delivery onto the electrical grid. The Company generally has a single performance obligation in its arrangements with its customers. The Company has no long-term contracts containing quantity or electricity volume production requirements and there is no variable consideration present in the Company’s performance obligations. Per ASC 606-10-25-27(a), delivery of units of power that are simultaneously received and consumed by the customer would satisfy the criteria in to be accounted for as a performance obligation satisfied over time and the same method would be used to measure the entity’s progress towards complete satisfaction of the performance obligation to transfer each distinct unit of power in the series to the customer. The Company’s performance obligation related to the sales of electricity are satisfied over time upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring its products. The Company applies a practical expedient in FASB ASC 606-10-55-18 applicable to its sales by assessing whether the Company’s right to consideration corresponds directly with the value to the Company’s customer (the “invoice practical expedient”). The Company concluded that pricing that corresponds to the value provided to the customer. Consideration for each transaction is based upon non-company specific predetermined prices for small renewable energy producers of €280/MWh (D.M. 18/12/2008). Payment terms are typically between two months after the invoice date and there are no return or refund rights.

During the nine months ended September 30, 2024, all revenue was derived from a single source (sales of electricity) and a single customer (the local state-owned electrical utility). Additionally, as of September 30, 2024, the Company had $648,328 of revenue receivable related to electricity sales that was recorded in prepaid expenses and other assets as of September 30, 2024.

Business Combinations and Asset Acquisitions — We evaluate whether a transaction meets the definition of a business. We first apply a screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the screen test is met, the transaction is accounted for as an asset acquisition. If the screen test is not met, we further consider whether the set of assets acquired have, at a minimum, inputs and processes that have the ability to create outputs in the form of revenue. If the assets acquired meet this criteria, the transaction is accounted for as a business combination.

Acquisitions that qualify as an asset acquisition are accounted for using a cost accumulation model where the purchase price of the acquisition is allocated to the assets acquired on a relative fair value basis on the date of acquisition. We generally account for acquisitions of RNG assets as asset acquisitions. Inputs used to determine such fair values are primarily based upon internally-developed estimates, estimates developed by third-party valuation firms, and publicly-available data regarding RNG asset transactions consummated by other buyers and sellers, as applicable. These fair values are considered Level 3 assets in the fair value hierarchy. Any associated acquisition costs are generally capitalized.

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Acquisitions that qualify as a business combination are accounted for using the acquisition method of accounting. The fair value of consideration transferred for an acquisition is allocated to the assets acquired and liabilities assumed based on their fair value on a nonrecurring basis on the acquisition date and are subject to fair value adjustments under certain circumstances. The excess of the consideration transferred over the fair value of assets acquired and liabilities assumed is recorded as goodwill. Conversely, in the event the fair value of assets acquired and liabilities assumed is greater than the consideration transferred, a bargain purchase gain is recognized.

Determining the fair value of assets acquired and liabilities assumed requires judgment and often involves the use of significant estimates and assumptions as fair values are not always readily determinable. Different techniques may be used to determine fair values, including market prices (where available), comparisons to transactions for similar assets and liabilities and the discounted net present value of estimated future cash flows, among others. We engage third-party valuation firms when appropriate to assist in the fair value determination of assets acquired and liabilities assumed. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred. We may adjust the amounts recognized in an acquisition during a measurement period not to exceed one year from the date of acquisition, as a result of subsequently obtaining additional information that existed at the acquisition date.

Where applicable, asset acquisitions may be owned together with unaffiliated outside parties. In acquisitions where the Company has majority direct controlling interest, the unaffiliated outside ownership is shown as noncontrolling interests (“NCI”) in members’ equity in the Company’s consolidated financial statements.

NOTE 3 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In November 2023, the FASB issued ASU 2023-07 to enhance disclosures of significant expense and segment profitability categories and amounts for each of the Company’s reportable business segments. These enhanced disclosures apply to entities that have a single reportable segment. The amendments are effective in annual periods beginning after December 15, 2023 and subsequent interim periods, with early adoption permitted. The Company is currently evaluating the provisions of the amendments and the impact on its future consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 to improve disclosures and presentation requirements to the transparency of the income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disaggregated by jurisdiction. The amendments are effective in annual periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the provisions of the amendments and the impact on its future consolidated statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future consolidated financial statements.

NOTE 4 — LEASES, RIGHT-OF-USE ASSETS AND RELATED LIABILITIES

Leases to explore for or use minerals, oil, natural gas, and similar nonregenerative resources (see ASC 930, Extractive Activities — Mining, and ASC 932, Extractive Activities — Oil and Gas) are excluded from the scope of ASC 842, Leases. The Company has surface and use agreements for Longanesi, Gradizza, Trava, and Armonia in Italy. These agreements are directly related to accessing the subsurface minerals and are assessed as part of the oil and gas properties. As of December 31, 2023, all leases in AleAnna’s portfolio, in addition to its lease of office space, are short-term leases (12 months or less) and did not require recognition on the balance sheet.

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 4 — LEASES, RIGHT-OF-USE ASSETS AND RELATED LIABILITIES (cont.)

In July 2024, in conjunction with the Casalino acquisition, AleAnna entered into a lease of the land that holds the biomethane processing and conversion asset utilized to produce electricity. The lease term is from July 1, 2024 through December 31, 2032, with an option to extend the lease until December 31, 2041. The annual rent is €278,200 and must be paid in advance in four installments by the end of each calendar quarter. The total rent for the lease term until December 31, 2032 is €2,364,700. As of September 30, 2024, the Company’s operating lease right of use assets totaled $1,842,659, short term lease liabilities totaled $166,293, and long-term lease liabilities totaled $1,748,995. The Company recognized $74,676 of operating lease expense during the nine months ended September 30, 2024 which was included in cost of revenues as the land being leased is directly related to the production and sale of electricity at Casalino.

The Company does not have any borrowings; therefore, it does not have an incremental borrowing rate readily determinable, and there was no incremental borrowing rate implicit in the Casalino land lease. As such, the company utilized a discount rate of 7.709% to measure its lease liability. This represents the Company’s estimated incremental borrowing rate, determined using the 3-month EURIBOR rate of 3.709% as of July 2024, plus an estimated spread of 400 basis points (4.000%), to reflect the Company’s credit risk profile. This reflects best estimate of the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term.

NOTE 5 — ACQUISITIONS AND CONTINGENT CONSIDERATION LIABILITY

On July 13, 2016, AleAnna Europa S.r.L., a former subsidiary of AleAnna Resources LLC (which was subsequently merged into AleAnna Italia S.p.A. in December 2022), purchased a 33.5% working interest in the Longanesi field, which was accounted for as an asset acquisition. Consideration paid included €7 million cash and up to €24 million of deferred consideration payable upon production of the Longanesi field. The deferred consideration is payable based on a formulaic calculation which is predominantly dependent on sales volumes and spot natural gas prices during the first 12 years of production (the “Earn-Out Period”). There will be no deferred consideration due if Longanesi is not developed and no deferred consideration due if average annual gas prices are less than €3.65/Mcf over the Earn-Out Period.

We recognized a liability for the contingent consideration in accounting for the asset acquisition in accordance with ASC 450, Contingencies (the “contingent consideration liability”).

In 2019, following repeated development delays and severely depressed European natural gas prices, Nautilus, AleAnna’s primary shareholder, considered no longer funding capital contributions to AleAnna Energy. Due to restricted access to capital, the potential of bankruptcy, and the improbability of developing Longanesi or any of AleAnna’s other prospects, AleAnna’s gas assets were fully impaired, and the corresponding contingent consideration liability was reduced to $0 as such payment was no longer probable.

However, by 2021 European natural gas prices had recovered substantially and AleAnna and Padana began drilling Longanesi development wells. As such, it became probable that the Longanesi field would enter production and AleAnna again recognized the contingent consideration liability.

As of September 30, 2024, and December 31, 2023, the contingent consideration liability was recorded at $26,787,611 and $26,482,682 respectively. The estimate of the contingent consideration liability was determined based on inputs including the following as of September 30, 2024, and December 31, 2023: the intercontinental exchange futures prices for Dutch TTF natural gas, a Euro to USD exchange rate of 1.12 and 1.11, respectively, and management’s future expected annual Longanesi production. AleAnna is required to make formulaic deferred consideration payments effectively equating to 20% to 50% of revenue above certain European natural gas threshold prices. The calculation and timing of such payments are primarily driven by future expected Longanesi production, as modeled by DeGolyer and MacNaughton, as well as forward European natural gas prices. While the timing and quantities of expected Longanesi production were unchanged from December 31, 2023 to September 30, 2024, average annual European natural gas forward prices declined. As a result, the amount of revenue attributable to price points above the threshold prices declined which resulted in a lengthening of the timing of expected contingent consideration payments and a corresponding reclass of a portion of the contingent consideration liability from short-term to long-term. Changes in the contingent consideration liability are recognized in the consolidated statements of operations and comprehensive loss.

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 5 — ACQUISITIONS AND CONTINGENT CONSIDERATION LIABILITY (cont.)

Changes in the value of the contingent consideration liability are recognized in the consolidated statements of operations and comprehensive loss and for the periods ended September 30, 2024, and December 31, 2023 totaled $304,929 (representing an increase) and $244,526 (representing a decrease), respectively.

NOTE 6 — DERIVATIVE LIABILITY

As of December 31, 2023, we recorded a derivative liability, associated with certain embedded features of our Class 1 Preferred Units which entitle holders to a payout of 3.5x times their investment in the event of a company sale transaction or redemption at the option of the Company (the “3.5x Redemption Feature”). Since the potential payoff upon occurrence of company sale transaction and redemption at the option of the Company are the same, we analyzed the features as a single embedded feature for bifurcation. Based on our analysis of the host contract pursuant to ASC 815 — Derivatives and Hedging, we have concluded the Class 1 Preferred Units represent a debt host. The embedded 3.5x Redemption Feature involves a substantial premium and is contingent upon occurrence of company sale transaction, thus is not clearly and closely related to the debt host contract.

Further, the feature meets the definition of a derivative and other criteria under ASC 815 and requires bifurcation and separate recognition from the host contract as a derivative.

Accordingly, the Company has recorded a derivative liability representing the estimated fair value of the 3.5x Redemption Feature. Fair value is determined using a discounted cash flow model to isolate the excess fair value attributable to the 3.5x redemption above the 35% rate of return stated in the Class 1 Preferred Unit agreement. Further, we develop probability-weighted redemption scenarios which could occur during the time period in which a 3.5x payoff would be applicable, to determine the ultimate fair value. The derivative liability is adjusted to reflect fair value using these Level 3 inputs at each period end (i.e., measured on a recurring basis) with changes in fair value recorded in the consolidated statements of operations and comprehensive loss. The value of the derivative liability was reduced to zero as of September 30, 2024

The following table provides a summary of the changes in the derivative liability measured at fair value on a recurring basis using significant unobservable inputs:

Balance, December 31, 2023	$173,177
Change in fair value(1)	(173,177)
Balance, September 30, 2024	$—

(1)	This decrease is primarily due to the liquidation preference exceeding the enterprise value as of September 30, 2024, thereby reducing the derivative liability to $0.

The following is a summary of the assumptions used in calculating the estimated fair value of such derivative liability:

	September 30, 2024	December 31, 2023
Range of assumed years of company sale transaction	2025 to 2027	2024 to 2026
Range of probability weights of a company sale transaction occurring in a given year	15% – 35%	15% – 35%
Overall probability of company sale transaction occurring at any point in the future	32%	26%
Discount rate applied to company sale transaction scenarios	35%	35%
Discount rate for business valuation utilized in company sale transaction scenarios	10%	10%

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 7 — NATURAL GAS PROPERTIES

Conventional Natural Gas Properties

A summary of conventional natural gas properties is as follows:

	September 30, 2024	December 31, 2023
Natural gas properties	53,910,816	44,529,178
Less: Accumulated Impairment	(22,998,077)	(22,998,077)
Natural gas and other properties, net	$30,912,739	$21,531,101

The Company uses the successful efforts method of accounting for conventional natural gas-producing activities.

Under this method, the cost of productive wells and related equipment, development dry holes, and any permits related to productive acreage are capitalized, and depleted using the unit-of-production method.

Renewable Natural Gas Properties

As of September 30, 2024, renewable natural gas properties included $9,525,352 of land, improvements and other assets related to the purchase of three renewable natural gas plant assets across Italy between March 2024 and July 2024. The estimated fair values of these assets at the date of acquisition are considered Level 3 assets in the fair value hierarchy. The brownfield renewable natural gas plant assets (Casalino and Campopiano) have estimated useful lives of 30 years. All depreciation expense included in the Condensed Consolidated Statements of Operations relate to the Company’s renewable natural gas plant assets.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Participation Agreements

On June 26, 2009, the Company entered into a Participation Agreement with Societa Padana Energia (“Padana”) for the drilling of the “Longanesi 1 exploration well”, “San Potito concession” and “Abbadessee 1 exploration” collectively referred to as the “Longanesi field”.

The Unified Operating Agreement (“UOA”) was originally signed between ENI and Grove and dated September 26, 2009. However, Padana has succeeded ENI as the operator, and AleAnna has succeeded Grove as the non-operator.

Under the UOA, AleAnna and Padana have agreed to develop the Longanesi field to optimize the economic value of the identified reserves. AleAnna and Padana entered the UOA with initial participating shares in the Longanesi field equal to 33.5% for AleAnna and 66.5% for Padana, with Padana appointed as the operator. Padana is obliged to maintain the accounting records concerning the operations under the UOA in compliance with the laws and generally accepted accounting practices followed in the Italian oil and gas industry.

AleAnna and Padana fund their respective working interest shares of the capital required for Longanesi development and will receive their respective shares of the production output from the unitized field. However, such working interest percentages may be subsequently amended as more certainty is obtained over the Gas Originally in Place (“GOIP”) through redetermination procedures prescribed by the UOA. The redetermination process evaluates the results of the current development drilling program (well logs, production tests, etc.) and other new data that may be gathered from time to time (such as 3D seismic imaging) to determine if changes in GOIP have changed the respective working interest percentages. If a redetermination process suggests GOIP changes, but AleAnna and Padana do not agree on revised working interest percentages, an independent third party will opine and set the revised working interest allocations. Adjustments to future production entitlements and capital contributions may be made accordingly. Cash payments may be made between the participants where there is insufficient production to true up contributions to date. If a true up of historical capital contributions is required as a result of redetermination, such capital true-up amounts will include an interest charge based on the nine-month Euro interbank offered rate (“Euribor”) and the date of the original capital contribution.

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 8 — COMMITMENTS AND CONTINGENCIES (cont.)

On October 26, 2023, Padana formally called for the First Redetermination process, as defined in the UOA, to begin. However, the outcome of this or any future redetermination, which may impact working interest percentages and require a capital contribution rebalancing, is highly uncertain and such amounts are not estimable at this time. Accordingly, AleAnna has not recorded any receivable from or payable to Padana related to the redetermination process.

Contingencies and Legal Proceedings

The Company is subject to loss contingencies related to litigation, claims, investigations and legal and administrative cases and proceedings arising in the ordinary course of business. The Company evaluates these contingencies on a regular basis and accrues a liability for such matters when the Company believes that a loss is probable, and the amount of the loss can be reasonably estimated. Any such accruals are adjusted thereafter as appropriate to reflect changed circumstances. In the event the Company determines that (i) a loss to the Company is probable, but the amount of the loss cannot be reasonably estimated, or (ii) a loss to the Company is less likely than probable but is reasonably possible, then the Company is required to disclose the matter herein, although the Company is not required to accrue such loss.

When able, the Company determines an estimate of reasonably possible losses or ranges of reasonably possible losses, whether in excess of any related accrued liability or where there is no accrued liability, for legal proceedings.

In instances where such estimates can be made, any such estimates are based on the Company’s analysis of currently available information and are subject to significant judgment and a variety of assumptions and uncertainties and may change as new information is obtained.

The ultimate outcome of the matters described below, such as whether the likelihood of loss is remote, reasonably possible, or probable, or if and when the range of loss is reasonably estimable, is inherently uncertain.

Furthermore, due to the inherent subjectivity of the assessments and unpredictability of outcomes of legal proceedings, any amounts accrued or estimated as possible losses may not represent the ultimate loss to the Company from the legal proceedings in question and the Company’s exposure and ultimate losses may be higher, and possibly significantly so, than the amounts accrued or estimated.

As described in Note 1, AleAnna acquired a 33.5% working interest in the Longanesi field. As part of the purchase, a legacy owner, Blugas Infrastructure S.r.L. (“Blugas”), retained an interest akin to an overriding royalty interest (“ORRI”), whereby Blugas is entitled to physical delivery of 20% of the first 350 million standard cubic meters (“SCM”) produced from the Longanesi field. In accounting for the acquisition of the 33.5% working interest, we did not recognize an asset or liability in the consolidated financial statements related to the Blugas ORRI. Further, the Company’s SEC Case reserves estimates contemplate the contractual arrangement and physical gas delivery to Blugas, such that the net cash flows related to the gas reserves attributable to the Company’s 33.5% working interest have been reduced.

On May 28, 2024, the Company reached a settlement agreement with Blugas regarding the Blugas ORRI. Under the terms of this agreement, AleAnna paid Blugas approximately €5 million ($5.4 million), plus an additional €1.1 million ($1.2 million) in applicable VAT. In exchange, AleAnna is released from any future liability related to the Blugas ORRI. As a result of the transactions contemplated by the Blugas Settlement Agreement, AleAnna’s 33.5% working interest in the Longanesi field is now unencumbered except for normal government royalties (10%). The Company accounted for the purchase of the Blugas ORRI as an asset acquisition, and included the purchase price of to date. If a true up of historical capital contributions is required as a result of redetermination, such capital true-up amounts will include an interest charge based on the nine-month Euro interbank offered rate (“Euribor”) and the date of the original capital contribution.

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 9 — TEMPORARY EQUITY AND MEMBERS’ EQUITY

As of both September 30, 2024, and December 31, 2023, the Company had 266,503 shares of Common Units authorized, issued, and outstanding. The Common Units have no par value.

As of September 30, 2024, and December 31, 2023, the Company had 105,711 and 43,611 shares of Class 1 Preferred Units authorized, issued, and outstanding, respectively. The Class 1 Preferred Units have no par value. The Class 1 Preferred Units are held by the majority equity owner, Nautilus.

Due to the redemption features of the Class 1 Preferred Units, they are recorded at redemption value and classified as temporary equity in the consolidated balance sheets. The difference between the book value of Class 1 Preferred Units issued and the redemption value, less the amount attributable to the derivative liability discussed in Note 4, is recorded as a deemed dividend. As there were no changes in the rights, preferences, and payout of the Common Units and Series 1 Preferred Units between December 31, 2023 and September 30, 2024, refer to the audited Consolidated Financial Statements and accompanying notes as of and for the year ended December 31, 2023, for additional details of the Company’s equity.

NOTE 10 — EXECUTIVE COMPENSATION

On September 1, 2022, the Company entered into an employment agreement with the CEO. Within this employment agreement, there is a Medium/Long Term Incentive Plan (“M/LTIP” or the “Plan”) outlined, which includes cash bonus amounts to be paid based on the completion of certain milestones within the established thresholds. Such payments could result in total payments ranging from €375,000 to €1,125,000. Threshold dates for such payments range from May 31, 2024, through December 31, 2026.

The Company tracks each of the milestones for the executive compensation package based on the current and future business plans. Based on the metrics and performance indicators outlined in the executive compensation package, management has identified that the likelihood of achieving each of these metrics is not probable based on the financial performance as of September 30, 2024.

NOTE 11 — INCOME TAXES

No U.S. income tax expense was recorded by the Company for the nine months ended September 30, 2024 and 2023 as the Company has elected to be taxed as a partnership. However, AleAnna Energy’s Italian subsidiary (AleAnna Italia, S.p.A.) is a joint stock company or S.p.A and is considered a corporation under the Italian tax code. Therefore, the statutorily determined cumulative taxable loss of AleAnna Italia was tax affected and recognized as a deferred tax asset as of September 30, 2024 and December 31, 2023. We have also recorded deferred tax assets for temporary differences between the book and tax basis in the underlying assets and liabilities. Given AleAnna’s history of losses, and because future production remains uncertain, a full valuation allowance was applied against the deferred tax assets.

The applicable Italian corporate tax rate is 24%, and the effective tax rates were 0% during the three and nine months ended September 30, 2024 and 2023, given the losses incurred and the application of a full valuation allowance against deferred tax assets.

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 12 — RELATED PARTY TRANSACTIONS

The Company follows FASB ASC subtopic 850-10, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

As of December 31, 2023, AleAnna had outstanding payables of $525,276, to its parent company, Nautilus, primarily related to the payment of legal fees by Nautilus on behalf of AleAnna. These intercompany payables are presented as related party payables on the accompanying condensed consolidated balance sheets and were settled in the normal course of business. Except for capital contributions received from Nautilus during the nine months ended September 30, 2024 and the year ended December 31, 2023, as presented in the unaudited condensed consolidated interim statements of changes in Members’ equity, there were no other related party transactions entered into during the periods presented that required recognition or disclosure.

NOTE 13 — LOSS PER UNIT

The Company’s net loss per Common Member Unit was calculated as follows:

	Nine Months Ended September 30,
	2024	2023
Net Loss	(3,321,445)	(2,596,496)
Deemed dividend to Class 1 Preferred Units redemption value(1)	(155,423,177)	(52,941,150)
Net Loss attributable to Common Member Unitholders	(158,744,622)	(55,537,646)

Weighted average Common Member Units outstanding, basic and diluted(2)	266,503	266,503
Net loss per Common Member Unit, basic and diluted	(596.66)	$(208.39)

The Company calculates net loss per unit under ASC 260-10, Earnings per Share. The Class 1 Preferred Units were not considered to be participating based on their contractual rights. However, due to the redemption features of the Class 1 Preferred Units, they are recorded at redemption value and classified as temporary equity in the consolidated balance sheets. The difference between the book value of Class 1 Preferred Units issued and the redemption value, less the amount attributable to the derivative liability discussed in Note 4, is recorded as a deemed dividend. The deemed dividend reduced the net loss attributable to holders of Common Member Units in the calculation of the numerator above.

Basic loss per Common Member Unit is calculated by dividing net loss attributable to holders of Common Member Units by the weighted-average number of Common Member Units outstanding. The Class 1 Preferred Units have been excluded from the calculation as they are not convertible to Common Member Units. Further, any inclusion of such Class 1 Preferred Units, even if they were convertible to Common Member Units, would be anti-dilutive given the net loss in both periods. As such, the Company has not assumed conversion of the 105,711 and 43,611 Class 1 Preferred Units as of September 30, 2024, and December 31, 2023, respectively.

ALEANNA ENERGY, LLC
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the Nine Months ended September 30, 2024, and 2023

NOTE 14 — SEGMENT REPORTING

The Company’s operations consist of one operating segment and one reportable segment reflecting the manner in which operations are managed and the criteria used by the chief operating decision maker (“CODM”), the Company’s Executive Chairman and Chief Executive Officer, collectively, to evaluate performance, develop strategy, and allocate resources.

While the Company has recently acquired three RNG assets, these assets are still in the early stages of development which may include expansion and installation of upgrading units to refine biomethane into renewable natural gas (rather than conversion to electricity). These assets have not generated significant revenues or incurred material expenses. As of, and for the period ending September 30, 2024, the Company’s CODM was primarily focused on capital investing decisions, strategy, and forward-looking investment economics. While the CODM monitors cash reserves and overall enterprise liquidity, extensive review and analysis of the Company’s performance and loss statements is not performed beyond review of the consolidated financial statements. As such, the CODM continues to assess the financial performance of the Company as a single enterprise on a consolidated basis, without distinguishing between conventional natural gas and RNG operations.

All of the Company’s primary operating activities and assets remain located in Italy. The Company will continue to evaluate its operating segments and the determination of reportable segments as the business evolves.

NOTE 15 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to November 13, 2024, the date that the financial statements were issued.

Gas Sale Agreement

On October 29, 2024, the Company entered into a gas sale agreement (“GSA”) with Shell Energy Europe Limited (“SEEL”), whereby SEEL will become the exclusive buyer of AleAnna’s share of the natural gas produced from the Longanesi field net of (i) any consumption and/or losses incurred in the transport, treatment and compression of gas before delivery; (ii) any volume to be allocated for regulated royalties auctions, if applicable; and (iii) any other volume contractually allocated to other parties before August 31, 2022. Future sales under the GSA are contingent upon the commencement of gas production.